EXHIBIT 10.1

Third AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of August 30, 2022, by and among Aptevo Therapeutics inc., a Delaware corporation (“Aptevo Therapeutics”), and APTEVO RESEARCH AND DEVELOPMENT LLC, a Delaware limited liability company (“Aptevo R&D”, and together with Aptevo Therapeutics, each individually, a “Borrower” and collectively, the “Borrowers”), MIDCAP FINANCIAL TRUST, a Delaware statutory trust, as Agent (in such capacity, together with its successors and assigns, “Agent”) and the financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.Agent, Lenders and Borrowers have entered into that certain Credit and Security Agreement, dated as of August 5, 2020 (as amended, modified, supplemented and restated prior to the date hereof, the “Existing Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.Borrowers have requested, and Agent and Lenders have agreed, to amend certain provisions of the Existing Credit Agreement, in each case, in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.Recitals.  This Agreement shall constitute a Financing Document and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.Amendment to the Existing Credit Agreement.  Subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Existing Credit Agreement is hereby amended as follows, which amendments to the Credit Agreement are effective as of the first day after the end of the Interest Period during which this Agreement becomes effective in accordance with Section 3 below:

(a)Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order therein:

“Available Tenor” means, as of any date of determination with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” or similar term pursuant to Section 2.2(h).

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2(h).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent in consultation with the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Financing Documents; and provided, further that in no event shall the Benchmark Replacement be higher than two and one-half of one percent (2.50%).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent in consultation with the Borrowers giving due consideration to any selection or recommendation by the Relevant Governmental Body, or any evolving or then-prevailing market convention at the time of determination, for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such type of replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.  For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(h) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Financing Document in accordance with Section 2.2(h).

“Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including (a) changes to the definition of “Business Day”, “Reference Time” or other definitions, (b) the addition of concepts such as “interest period”, (c) changes to timing and/or frequency of determining rates, making interest payments, giving borrowing requests, prepayment, conversion or continuation notices, or length of lookback periods, (d) the applicability of Section 2.8 (Taxes; Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality) and (e) other technical, administrative or operational matters) that Agent decides, in consultation with the Borrowers. may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or determines that no such market practice exists, in such other manner as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Floor” means the rate per annum of interest equal to one and one half percent (1.50%).

“Reference Time” means, for any Interest Period, the day that is two (2) SOFR Business Days prior to the first day of such Interest Period.  If by 5:00 pm (New York City time) on any such day, Term SOFR in respect of such day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the SOFR has not occurred, then Term SOFR for such date will be Term SOFR as published in respect of the first preceding SOFR Business Day for which Term SOFR was published on the SOFR Administrator’s Website; provided that such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such interest lookback day.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day, as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-

benchmark-administration/term-sofr.html, or any successor source for Term SOFR identified by the SOFR Administrator from time to time.

“SOFR Business Day” means any day other than a Saturday or Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Implementation Date” means the first day after the end of the Interest Period during which the Third Amendment shall become effective in accordance with its terms.

“SOFR Interest Rate” means, with respect to each day during which interest accrues on a Loan, the rate per annum (expressed as a percentage) equal to (a) Term SOFR for the applicable Interest Period for such day; or (b) if the then-current Benchmark has been replaced with a Benchmark Replacement pursuant to Section 2.2(h), such Benchmark Replacement for such day. Notwithstanding the foregoing, the SOFR Interest Rate shall not at any time (x) be less the Floor or (y) higher than two and one-half of one percent (2.50%).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR” means the greater of (a) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by the SOFR Administrator and is displayed on the SOFR Administrator’s Website at approximately the Reference Time for such Interest Period plus 0.10% and (b) the Floor; provided that in no event shall Term SOFR be higher than two and one-half of one percent (2.50%). Unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.2(h), in the event that a Benchmark Replacement with respect to Term SOFR is implemented, then all references herein to Term SOFR shall be deemed references to such Benchmark Replacement.

“Third Amendment” means that certain Third Amendment to Credit and Security Agreement, dated as of August 30, 2022, by and among Borrowers, Agent and the Lenders party thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.”

(b)Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of “Business Day” where it appears therein and replacing it with the following:

“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Washington, DC and New York City are authorized by law to close; provided, however, that when used in the context of a SOFR Loan, the term “Business Day” shall also exclude any day that is not also a SOFR Business Day.

(c)Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Base LIBOR Rate” and “LIBOR Rate” in their entirety.

(d)The Existing Credit Agreement is hereby amended by deleting Section 2.1(a)(iv) in its entirety.

(e)Section 2.2(a) of the Existing Credit Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(a)Interest.

(i)From and following the SOFR Implementation Date, except as expressly set forth in this Agreement, Loans and the other Obligations shall bear interest at the sum of the SOFR Interest Rate plus the Applicable Margin.  Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise.  Interest on all other Obligations shall be payable upon demand.

(ii)In connection with Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.  Agent will promptly notify Borrower Representative and the Lenders of the effectiveness of any Conforming Changes.”

(f)A new subsection (h) is hereby added to Section 2.2 of the Existing Credit Agreement in the appropriate alphabetical order therein to read as follows:

“(h)Benchmark Replacement Setting; Conforming Changes.

(i)Upon the occurrence of a Benchmark Transition Event, Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection thereto from Lenders comprising the Required Lenders.  No such replacement will occur prior to the applicable Benchmark Transition Start Date. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Document.  Agent will promptly notify Borrower Representative and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes.

(ii)Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Document, except, in each case, as expressly required pursuant to this Section. Notwithstanding anything to the contrary herein or in any other Financing Document, at any time, (a) if the then-current Benchmark is a term rate (including Term SOFR) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, and (b) if a tenor that was removed pursuant to clause (a) above either (i) is subsequently displayed on a screen or information service for a Benchmark or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. Agent will promptly notify Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section.

(iii)Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.”

(g)Section 2.8 of the Existing Credit Agreement is hereby amended by:

(i)deleting the name of such Section in its entirety and restating it as follows:

“Section 2.8Taxes; Capital Adequacy; Increased Costs; Inability to Determine Rates; Illegality.”

(ii)deleting subsection (g) thereof in its entirety;

(iii)renumbering the existing clause (h) as new clause (g) therein;

(iv)adding the following new clause (h) in the appropriate alphabetical ordering therein:

“(h)If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender, (ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes and (D) other Taxes separately covered by this Section 2.8) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender, and the result, in each case of the foregoing clauses (i) through (iii), shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.”

(v)in subsection (i) thereof, deleting the reference to “either Section 2.1(a)(iv) or Section 2.8(h)” in its entirety and replacing it with “the clauses in this Section 2.8”; and

(vi)adding the following new clauses (j), (k) and (l) in the appropriate alphabetical order therein:

“(j)Subject to Section 2.2(h), if Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, Agent will promptly so notify the Borrowers and each Lender.  Upon notice thereof by Agent to Borrowers, any obligation of the Lenders to make SOFR Loans shall be suspended until Agent revokes such notice.  Upon receipt of such notice, any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to this Agreement.

(k)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund SOFR Loans, or to determine or charge interest rates based upon Term SOFR, then, upon notice thereof by such Lender to Borrowers (through Agent), any obligation of such Lender to make SOFR Loans shall be suspended, in each case until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, all SOFR Loans shall become Base Rate Loans.  Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to this Agreement.

(l)Each party’s obligations under this Section 2.8 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all Obligations hereunder.”

3.Conditions to Effectiveness.  This Agreement shall become effective as of the date on which Agent shall have received (including by way of facsimile or other electronic transmission) a duly authorized, executed and delivered counterpart of the signature page to this Agreement from Borrowers, Agent and Lenders.

4.No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

5.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,”

or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

(b)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Governing Law. THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(d)Submission to Jurisdiction.  EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(e)Jury Trial Waiver.  EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(f)Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g)Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)Entire Agreement.This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(i)Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(j)Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST,
as Agent

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	MIDCAP FUNDING XIII TRUST

By: Apollo Capital Management, L.P.,
its investment manager

By: Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

LENDER:	ELM 2020-3 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O’Dea
	Name:	John O’Dea
	Title:	Authorized Signatory

LENDER:	ELM 2020-4 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O’Dea
	Name:	John O’Dea
	Title:	Authorized Signatory

BORROWERS:	APTEVO THERAPEUTICS INC.

	By:	/s/ Jeff Lamothe
	Name:	Jeff Lamothe
	Title:	Executive Vice President and Chief Financial Officer

Aptevo Research and Development LLC

	By:	/s/ Jeff Lamothe
	Name:	Jeff Lamothe
	Title:	Executive Vice President and Chief Financial Officer